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                                                                     EXHIBIT 5.2


              [KANTROW, SPAHT, WEAVER & BLITZER (APLC) LETTERHEAD]

                               February 19, 2004

The Shaw Group Inc.
4171 Essen Lane
Baton Rouge, Louisiana 70809

         Re:      The Shaw Group Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special Louisiana counsel to The Shaw Group Inc. (the "Company") in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company on February 19, 2004, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering up to $500 million aggregate initial offering price of (a) the Company's debt securities, which may be either senior or subordinated (the "Debt Securities"); (b) shares of the Company's no par value preferred stock (the "Preferred Stock") which may be issued in the form of depository shares evidenced by depository receipts (the "Depository Shares");
(c) shares of the Company's no par value common stock (the "Common Stock"); (d) warrants to purchase the Common Stock (the "Warrants") to be issued under one or more warrant agreements (each, a "Warrant Agreement") by and between the Company and a financial institution identified therein (each, a "Warrant Agent"); and
(e) the issuance and sale by certain domestic subsidiaries of the Company listed as Co-Registrants in the Registration Statement (the "Subsidiaries") of guarantees of the Debt Securities (the "Guarantees"). The Debt Securities, the Preferred Stock, the Common Stock, the Warrants and the Guarantees to be offered by the Company (or the Subsidiaries with respect to the Guarantees) are collectively referred to herein as the "Securities." We may also act as counsel to the Company in connection with the possible future registration of up to $100 million aggregate initial offering price of Securities that may be registered pursuant to Rule 462(b) under the Act by means of an additional registration statement relating to the Registration Statement (any such additional registration statement, the "462(b) Registration Statement"). The Securities are to be issued, separately or together, in one or more series and are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein and any amendment or supplement thereto and the 462(b) Registration Statement, if any.

         We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Restatement of the Articles of Incorporation of the Company, as amended, its By-Laws, as amended and restated, resolutions of its Board of Directors, certificates of public officials, certificates of officers of the Company or its subsidiaries and such other certificates, documents and corporate records as we have deemed relevant and necessary as the basis for the opinions expressed herein. In our examination

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The Shaw Group Inc.
February 19, 2004
Page 2

of the aforementioned, we have assumed without investigation the authenticity of the originals of such documents and the conformity to originals of all documents submitted to us as copies, and the authenticity of the originals of such latter documents, the genuineness of all signatures, the legal capacity of natural persons and the accuracy of the statement contained in such certificates. Based upon the foregoing and in reliance thereon, and after examination of such matters of laws as we deem applicable or relevant hereto, and subject to the other assumptions and qualifications below, it is our opinion that:

         1. The Company is duly incorporated under the laws of the State of Louisiana and is validly existing and in good standing under the laws of that State.

         2. When (i) the Registration Statement (including the 462(b) Registration Statement, if any) and any required post-effective amendment thereto has become effective under the Act and under all securities or blue sky laws of any state or jurisdiction where registration or qualification is required; (ii) an underwriting agreement (and any related terms agreement) relating to such shares of Common Stock has been duly authorized, executed and delivered by the Company; (iii) the issuance and sale of such shares of the Common Stock and the terms of the offering have been duly authorized by the Company; (iv) the issuance and sale of such shares of the Common Stock are in conformity with (A) the Registration Statement (including the 462(b) Registration Statement, if any) and the prospectus made a part thereof, as supplemented from time to time, (B) the Louisiana Business Corporation Law, as then in effect (the "LBCL"), and (C) the Restatement of the Articles of Incorporation of the Company, as amended; (v) the issuance and sale of such shares of the Common Stock do not violate any applicable law, order, rule or regulation or any document, agreement or instrument then binding on the Company; and (vi) the form of certificates representing such shares of the Common Stock complies with the requirements of the LBCL, such shares of the Common Stock, when issued against payment therefor, will be validly issued, fully paid and non-assessable.

         3. When (i) the Registration Statement (including the 462(b) Registration Statement, if any) and any required post-effective amendment thereto has become effective under the Act and under all securities or blue sky laws of any state or jurisdiction where registration or qualification is required; (ii) an underwriting agreement (and any related terms agreement) relating to such shares of Preferred Stock (and Depository Shares, if applicable) has been duly authorized, executed and delivered by the Company;
(iii) the designation of one or more series of such shares of the Preferred Stock (and Depository Shares, if applicable) and the establishment of the relevant rights, preferences, limitations and qualifications of such series has been duly authorized by the Company; (iv) the issuance and sale of such shares of the Preferred Stock (and Depository Shares, if applicable) and the terms of the offering have been duly authorized by the Company; (v) the issuance and sale of such shares of the Preferred Stock (and Depository Shares, if applicable) are in conformity with (A) the Registration Statement (including the 462(b) Registration Statement, if any) and the prospectus made a part thereof, as supplemented from time to time, (B) the LBCL, and (C) the Restatement of the Articles of Incorporation of the Company, as amended; (vi) the issuance and sale of such shares of the Preferred Stock (and Depository Shares, if applicable) do not violate any applicable law, order, rule or regulation or any document, agreement or instrument then binding on the Company; and (vii) the form of certificates representing such shares of the Preferred Stock (and Depository Shares, if applicable) complies with the requirements of the LBCL, such shares of the Preferred Stock (and Depository Shares, if applicable), when issued against payment therefor, will be validly issued, fully paid and non-assessable.

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The Shaw Group Inc.
February 19, 2004
Page 3

         4. If any Debt Securities or shares of Preferred Stock (and Depositary Shares, if applicable) to be issued are convertible or exchangeable into shares of Preferred Stock (and Depositary Shares, if applicable) or Common Stock, as the case may be, when (i) the Registration Statement (including the 462(b) Registration Statement, if any) and any required post-effective amendment thereto has become effective under the Act and under all securities or blue sky laws of any state or jurisdiction where registration or qualification is required; (ii) the Debt Securities or shares of Preferred Stock (and Depositary Shares, if applicable) have been exchanged or converted into shares of Preferred Stock (and Depositary Shares, if applicable) or Common Stock, as the case may be, pursuant to due authorization of the Company's Board of Directors; and (iii) the exchange or conversion of the Debt Securities or shares of Preferred Stock (and Depositary Shares, if applicable) into shares of Preferred Stock (and Depositary Shares, if applicable) or Common Stock, as the case may be, complies in all respects with the terms of the Debt Securities or such shares of Preferred Stock (and Depositary Shares, if applicable), the shares of Preferred Stock (and Depositary Shares, if applicable) or Common Stock, as the case may be, will, subject to the qualifications set forth in Paragraphs 2 and 3 above (as applicable) being met, be validly issued, fully paid and non-assessable.

         5. When (i) the Company and the Warrant Agent duly execute and deliver a Warrant Agreement and the specific terms of a particular Warrant have been duly established in accordance with the terms of such Warrant Agreement, and such Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered by the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement (including the 462(b) Registration Statement, if any), and, the prospectus made a part thereof, as may be supplemented from time to time; (ii) the Registration Statement (including the 462(b) Registration Statement, if any) and any required post-effective amendment thereto has become effective under the Act and under all securities or blue sky laws of any state or jurisdiction where registration or qualification is required; (iii) the Warrants (A) are as described in the Registration Statement (including the 462(b) Registration Statement, if any) and the prospectus made a part thereof, as may be supplemented from time to time, (B) do not violate any law, order, rule or regulation applicable to the Company or result in a default under or breach of any document, agreement or instrument binding upon the Company, and
(C) comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company; (iv) the Warrants are then issued and sold as contemplated in the Registration Statement (including the 462(b) Registration Statement, if any) and the prospectus made a part thereof, as may be supplemented from time to time; and (v) the exercise of the Warrants comply in all respects with the terms of the Warrants and the applicable Warrant Agreement, the shares of Common Stock issued upon exercise of the Warrants will, subject to the qualifications in Paragraph 2 above being met, be validly issued, fully paid and non-assessable.

         We have relied for purposes of the opinion set forth in Paragraph 1, with respect to the valid existence and good standing of the Company, solely on a Certificate of Good Standing issued by the Louisiana Secretary of State dated February 16, 2004. We have assumed without inquiry that no events have occurred since the date of such certificate that would cause such certificate to be incorrect as of the date hereof.

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The Shaw Group Inc.
February 19, 2004
Page 4

         We are members of the bar of the State of Louisiana and we express no opinion as to the laws of any jurisdiction other than those of the State of Louisiana and the United States of America.

         We hereby expressly consent to the reference to our firm in the prospectus and each related prospectus supplement forming a part of the Registration Statement, to the inclusion of this opinion as an exhibit to the Registration Statement, to the incorporation by reference of this opinion in the 462(b) Registration Statement, if any, and to the filing of this opinion with any appropriate governmental agency. In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Act and the Rules and Regulations thereunder.

                                        Very truly yours,

                                        KANTROW, SPAHT, WEAVER & BLITZER
                                        (A PROFESSIONAL LAW CORPORATION)


                                        /s/ Kantrow, Spaht, Weaver & Blitzer
                                            (A Professional Law Corporation)